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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts", "Summary Financial Data", and "Selected Historical Consolidated Financial Data" and to the use of our report dated April 24, 1998, included in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Earle M. Jorgensen Company for the registration of $105,000,000 of 9 1/2% Senior Notes due 2005, Series B.

                                          /s/ Ernst & Young LLP

Orange County, California
June 10, 1998